Exhibit 99.1

FOR IMMEDIATE RELEASE

Spectranetics Reports Third Quarter 2016 Revenue of $68.3 million

COLORADO SPRINGS, Colo. (October 27, 2016) - The Spectranetics Corporation (NASDAQ: SPNC) today reported financial results for the three months ended September 30, 2016. Highlights of the quarter, all compared with the three months ended September 30, 2015, include:

•	Revenue of $68.3 million increased 11% (both as reported and constant currency1)

•	Vascular Intervention revenue of $45.9 million increased 14% (13% constant currency)

•	Lead Management revenue of $18.6 million increased 4% (both as reported and constant currency)

Net loss for the three months ended September 30, 2016 was $13.3 million, or $0.31 per share, compared with net loss of $14.5 million, or $0.34 per share, for the three months ended September 30, 2015.

“Q3 was another strong quarter for Spectranetics, marked by both solid commercial execution and progress on our innovation pipeline,” said Scott Drake, President and CEO. “In addition to continued growth, our goal is to deliver proven treatment algorithms to customers and patients across the globe. Our recently released, top-tier randomized Stellarex data exemplifies these efforts.”

2016 Financial Outlook
Spectranetics’ management is providing the following updated full year 2016 financial outlook:

•	Revenue is projected to be within a range of $265 million to $270 million, an increase of 8% to 10% over 2015

•
Net loss for 2016 is projected to be within a range of $60 million to $63 million. Non-GAAP net loss for 2016 is projected to be within a range of $45 million to $48 million. See “Reconciliation of Non-GAAP Financial Measures” later in this release

•
Loss per share for 2016 is projected to be within a range of $1.40 to $1.47. Non-GAAP loss per share for 2016 is projected to be within a range of $1.06 to $1.13.  See “Reconciliation of Non-GAAP Financial Measures” later in this release

The following guidance metrics, as previously disclosed on February 25, 2016, remain unchanged:

•	Gross margin is projected to be within a range of 74.4% to 75.0%

•	Research, development and other technology expenses are expected to be in the range of 25% to 26% of revenue

•	Selling, general and administrative expenses are projected to be in the range of 61% to 63% of revenue
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1Constant currency is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” later in this release.

Conference Call
Management will host an investment community conference call today beginning at 2:30 pm MTN / 4:30 pm EST. Individuals interested in listening to the conference call may dial (877) 561-2747 for domestic callers, or (973) 409-9689 for international callers. The conference ID is 89698306. The call may also be accessed on the webcast in the investor relations section of the Company’s website at: www.spectranetics.com. The webcast will be available on the Company’s website for 14 days following the completion of the call.

About Spectranetics
The Spectranetics Corporation develops, manufactures, markets and distributes medical devices used in minimally invasive procedures within the cardiovascular system. The Company's products are available in over 65 countries and are used to treat arterial blockages in the heart and legs and in the removal of pacemaker and defibrillator leads.

The Company's Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee, the AngioSculpt scoring balloon used in both peripheral and coronary procedures, and the Stellarex drug-coated balloon peripheral angioplasty platform, which received European CE mark approval in December 2014. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.

The Lead Management (LM) product line includes excimer laser sheaths, dilator sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, clinical trials and regulatory approvals, regulatory or competitive environments, outcome of litigation, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our competitive position, product development and commercialization schedule, expectation of continued growth and the reasons for that growth, growth rates, strength, integration and product launches, and 2016 outlook and projected results including projected revenue and expenses, net loss and gross margin. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this presentation. These risks and uncertainties may include financial results differing from guidance, increasing competition and consolidation in our industry, the impact of rapid technological change, slower revenue growth and losses, inability to successfully integrate AngioScore and Stellarex into our business and the inaccuracy of our assumptions regarding AngioScore and Stellarex, market acceptance of our technology and products, our inability to manage growth, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development and successful commercialization of new products, loss of key personnel, uncertain success of or delays in our clinical trials, costs of and adverse results in any ongoing or future legal proceedings, adverse impact to our business of healthcare reform and related legislation and regulations, including changes in reimbursements, adverse conditions in the general domestic and global economic markets and volatility and disruption of the credit markets, our inability to protect our intellectual property and intellectual property claims of third parties, availability of inventory and components from suppliers, adverse outcome of FDA inspections, including FDA warning letters and any remediation efforts, the receipt of FDA clearance and other regulatory approvals to market new products or applications and the timeliness of any clearance and approvals, product defects or recalls and product liability claims, cybersecurity breaches, ability to manufacture sufficient volumes to fulfill customer demand, our dependence on third party vendors, suppliers, consultants and physicians, unexpected delays or costs associated with any planned improvements to our manufacturing processes, risks associated with international operations, lack of cash necessary to satisfy our cash obligations under our outstanding 2.625% Convertible Senior Notes due 2034 and our term loan and revolving loan facilities, our debt adversely affecting our financial health and preventing us from fulfilling our debt service and other obligations, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2015 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the three months ended June 30, 2016. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most directly comparable GAAP measures for the respective periods, and an explanation of our use of these non-GAAP measures, can be found in “Reconciliation of Non-GAAP Financial Measures” immediately following the financial tables. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Investor Relations Contacts
Zach Stassen
Investor.relations@spnc.com
(719) 447-2292

Michaella Gallina
Investor.relations@spnc.com
(719) 246-1713
-Financial tables follow-

THE SPECTRANETICS CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$68,265	$61,660	$198,897	$180,759
Cost of products sold	16,884	15,809	49,949	46,776
Gross profit	51,381	45,851	148,948	133,983
Operating expenses:
Selling, general and administrative	40,737	34,116	122,169	106,620
Research, development and other technology	16,739	15,926	50,733	47,847
Acquisition transaction, integration and legal costs	823	5,403	1,615	26,900
Acquisition-related intangible asset amortization	2,903	3,290	9,308	10,072
Contingent consideration expense	41	387	208	2,471
Change in fair value of contingent consideration liability	—	(4,256)	—	(22,056)
Intangible asset impairment	—	2,496	—	2,496
Medical device excise tax	—	916	—	2,543
Total operating expense	61,243	58,278	184,033	176,893
Operating loss	(9,862)	(12,427)	(35,085)	(42,910)
Other expense	(3,318)	(1,890)	(9,937)	(5,661)
Loss before income tax expense	(13,180)	(14,317)	(45,022)	(48,571)
Income tax expense	132	176	487	443
Net loss	$(13,312)	$(14,493)	$(45,509)	$(49,014)

Net loss per common share:
Basic and diluted	$(0.31)	$(0.34)	$(1.06)	$(1.16)
Weighted average shares outstanding:
Basic and diluted	43,054	42,556	42,853	42,369

THE SPECTRANETICS CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$58,895	$84,594
Accounts receivable, net	41,661	43,359
Inventories, net	26,698	25,155
Other current assets	6,308	5,171
Total current assets	133,562	158,279
Property and equipment, net	44,851	44,719
Goodwill and intangible assets	250,695	263,072
Other assets	2,754	1,929
Total assets	$431,862	$467,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
Borrowings under revolving line of credit	$21,288	$24,232
Other current liabilities	39,351	39,447
Total current liabilities	60,639	63,679
Convertible debt, net of debt issuance costs	224,837	224,076
Term loan, net of debt issuance costs	59,646	59,601
Other non-current liabilities	3,830	3,674
Stockholders’ equity	82,910	116,969
Total liabilities and stockholders’ equity	$431,862	$467,999

THE SPECTRANETICS CORPORATION
Supplemental Financial Information
(Unaudited)

Financial Summary	2015		2016
(000’s, except laser placement information and percentages)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Disposable products revenue:
Vascular Intervention	40,370	42,967	41,912	46,218	45,906
Lead Management	17,961	18,250	17,096	17,767	18,616
Total disposable products	58,331	61,217	59,008	63,985	64,522
Laser, service, and other	3,329	3,980	3,876	3,763	3,743
Total revenue	61,660	65,197	62,884	67,748	68,265

Gross margin percentage	74%	75%	74%	75%	75%

Net loss	(14,493)	(10,460)	(17,291)	(14,906)	(13,312)

Cash flow used in operating activities	(10,225)	(16,691)	(12,444)	(1,873)	(5,878)
Total cash and cash equivalents at end of quarter	41,721	84,594	67,494	64,343	58,895

Worldwide Installed Base Summary:
Laser placements during quarter	41	46	44	45	52
Buy-backs/returns during quarter	(16)	(26)	(18)	(21)	(16)
Net laser placements during quarter	25	20	26	24	36
Total lasers placed at end of quarter	1,372	1,392	1,418	1,442	1,478

Reconciliation of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with GAAP, we use certain non-GAAP financial measures in this release. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures for the respective periods can be found in the tables below. An explanation of the manner in which our management uses these non-GAAP measures to conduct and evaluate our business and the reasons management believes these non-GAAP measures provide useful information to investors are provided following the reconciliation tables.

Reconciliation of revenue by geography to non-GAAP revenue by geography on a constant currency basis (in thousands, except percentages) (unaudited)
	Three Months Ended
	September 30, 2016			September 30, 2015	% Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$57,006	$—	$57,006	$51,936	10%	10%
International	11,259	(31)	11,228	9,724	16%	15%
Total revenue	$68,265	$(31)	$68,234	$61,660	11%	11%

	Nine Months Ended
	September 30, 2016			September 30, 2015	% Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$166,322	$—	$166,322	$152,129	9%	9%
International	32,575	92	32,667	28,630	14%	14%
Total revenue	$198,897	$92	$198,989	$180,759	10%	10%

Reconciliation of revenue by product line to non-GAAP revenue by product line on a constant currency basis (in thousands, except percentages) (unaudited)
	Three Months Ended
	September 30, 2016			September 30, 2015	% Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	$45,906	$(106)	$45,800	$40,370	14%	13%
Lead Management	18,616	72	18,688	17,961	4%	4%
Laser, service, and other	3,743	3	3,746	3,329	12%	13%
Total revenue	$68,265	$(31)	$68,234	$61,660	11%	11%

	Nine Months Ended
	September 30, 2016			September 30, 2015	% Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	$134,036	$(102)	$133,934	$117,513	14%	14%
Lead Management	53,479	168	53,647	51,649	4%	4%
Laser, service, and other	11,382	26	11,408	11,597	(2)%	(2)%
Total revenue	$198,897	$92	$198,989	$180,759	10%	10%

Reconciliation of Net Loss to Non-GAAP Net Loss (in thousands) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net loss, as reported	$(13,312)	$(14,493)	$(45,509)	$(49,014)
Acquisition transaction, integration and legal costs (1)	823	5,403	1,615	26,900
Acquisition-related intangible asset amortization (2)	2,903	3,290	9,308	10,072
Contingent consideration expense (3)	41	387	208	2,471
Change in fair value of contingent consideration liability (4)	—	(4,256)	—	(22,056)
Intangible asset impairment (4)	—	2,496	—	2,496
Non-GAAP net loss	$(9,545)	$(7,173)	$(34,378)	$(29,131)

Reconciliation of Net Loss Per Share to Non-GAAP Net Loss Per Share (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net loss per share, as reported	$(0.31)	$(0.34)	$(1.06)	$(1.16)
Acquisition transaction, integration and legal costs (1)	0.02	0.13	0.04	0.63
Acquisition-related intangible asset amortization (2)	0.07	0.08	0.22	0.24
Contingent consideration expense (3)	—	0.01	—	0.06
Change in fair value of contingent consideration liability (4)	—	(0.10)	—	(0.52)
Intangible asset impairment (4)	—	0.06	—	0.06
Non-GAAP net loss per share (5)	$(0.22)	$(0.17)	$(0.80)	$(0.69)

Reconciliation of 2016 Projected Net Loss to Non-GAAP Projected Net Loss (in millions) (unaudited)
	Projected Range
	Twelve Months Ending December 31, 2016
	Low	High
Net loss, GAAP	$(63.0)	$(60.0)
Acquisition transaction, integration and legal costs (1)	2.0	2.0
Acquisition-related amortization and contingent consideration expense (2,3)	12.6	12.6
Non-GAAP net loss	$(48.4)	$(45.4)

Reconciliation of 2016 Projected Net Loss Per Share to Non-GAAP Projected Net Loss Per Share (unaudited)
	Projected Range
	Twelve Months Ending December 31, 2016
	Low	High
Net loss per share, GAAP	$(1.47)	$(1.40)
Acquisition transaction, integration and legal costs (1)	0.05	0.05
Acquisition-related amortization and contingent consideration expense (2,3)	0.29	0.29
Non-GAAP net loss per share (5)	$(1.13)	$(1.06)

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1)
Acquisition transaction, integration and other costs relate to the AngioScore and Stellarex acquisitions, which closed on June 30, 2014 and January 27, 2015, respectively, and included investment banking fees, accounting, consulting, and legal fees, severance and retention costs, and non-recurring costs associated with establishing manufacturing operations to support the Stellarex program. In addition, these costs included $0.8 million and $1.5 million for the three and nine months ended September 30, 2016, for legal fees, including legal fees associated with patent and breach of fiduciary duty matters. During the three and nine months ended September 30, 2015, these costs included $2.5 million and $18.9 million for legal fees, including legal fees associated with patent and breach of fiduciary duty matters, and costs advanced associated with the breach of fiduciary duty matter.

2)	Acquisition-related intangible asset amortization relates primarily to intangible assets acquired in the AngioScore acquisition in June 2014 and the Stellarex acquisition in January 2015.

3)
Contingent consideration expense primarily represents the accretion of the estimated contingent consideration liability related to future amounts payable to former AngioScore stockholders, based on sales of the AngioScore products and achievement of regulatory milestones.

4)
During the three months ended September 30, 2015, we remeasured the contingent consideration liability related to the AngioScore regulatory milestones to its fair value and reduced it by approximately $4.3 million. The intangible asset impairment of $2.5 million was to record a partial impairment of the in-process research and development intangible assets acquired as part of the AngioScore acquisition.

During the three months ended June 30, 2015, we remeasured the contingent consideration liability related to the future AngioScore revenue-related payments to its fair value and reduced it by approximately $17.8 million. This reduction was the result of a decrease in our revenue estimates for the AngioSculpt products.

5)	Per share amounts may not add due to rounding.

Management uses the non-GAAP financial measures as supplemental measures to analyze the underlying trends in our business, assess the performance of our core operations, establish operational goals and forecasts that are used in allocating resources and evaluate our performance period over period and in relation to our competitors’ operating results.

The impact of foreign exchange rates is highly variable and difficult to predict. We use a constant currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of our ongoing operations, we believe that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from our revenue.

We believe presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by our management for financial and operational decision-making and allows investors to see our results “through the eyes” of management. We also believe providing this information better enables our investors to understand our operating performance and evaluate the methodology used by management to evaluate and measure such performance.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. Some limitations associated with using these non-GAAP financial measures are provided below:

•	Management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures used.

•	Amortization expense, while not requiring cash settlement, is an ongoing and recurring expense and has a material impact on GAAP net loss and reflects costs to us not reflected in non-GAAP net loss.

•
Items such as the acquisition transaction and integration costs and contingent consideration expense excluded from non-GAAP net loss can have a material impact on cash flows and GAAP net loss and reflect economic costs to us not reflected in non-GAAP net loss.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of changes in foreign currency exchange rates, which may have a material impact on GAAP revenue.

•
Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

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